                                                                   Exhibit 99(o)

                            THE MUNDER FUNDS TRUST

                 Second Amended and Restated Multi-Class Plan
                 --------------------------------------------

                                 Introduction
                                 ------------

     The purpose of this plan is to specify the attributes of the five classes of shares offered by The Munder Funds Trust (the "Trust"), including the sales loads, expense allocations, conversion feature and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

     Each of the Trust's investment portfolios (each, a "Fund") other than the Cash Investment Fund, Tax-Free Money Market Fund and the U.S. Treasury Money Market Fund (together, the "Money Market Funds") issues its shares of beneficial interest in five classes: "Class A" shares, "Class B" shares, "Class C" shares, "Class K" shares and "Class Y" shares. Each of the Money Market Funds issues its shares of beneficial interest in three classes: "Class A" shares, "Class K" shares and "Class Y" shares. Shares of each Class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each Class shall have a different designation; (b) each Class may have a different sales charge structure; (c) each Class of shares shall bear any Class Expenses, as defined below; (d) each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and (e) each Class may have different exchange and/or conversion features as described below.

                            Allocation of Expenses
                            ----------------------

     To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically), shall be subtracted from the gross income allocated to each Class of a Fund on the basis of net assets of each Class of the Fund. These expenses include:

     (1) Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular Class of shares of a Fund ("Trust Level Expenses"); and

     (2) Expenses incurred by a Fund not attributable to any particular Class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

     Expenses attributable to a particular Class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Service Plan, Service and Distribution Plan or Shareholder Servicing Plan; (ii) transfer agent fees attributable to a specific Class; (iii) printing and postage expenses relating to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific Class; (iv) Blue Sky fees incurred by a Class; (v) Securities and Exchange Commission registration fees incurred by a Class; (vi) the expense of administrative personnel and services to support the shareholders of a specific Class; (vii) litigation or other legal expenses relating solely to one Class; and (viii) Trustees' fees incurred as a result of issues relating solely to one Class. Expenses in category (i) above must be allocated to the Class for which such expenses are incurred. For all other "Class Expenses" listed in categories (ii)-
(viii) above, the President and Chief Financial Officer shall determine, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

     Therefore, expenses of a Fund shall be apportioned to each Class of shares depending upon the nature of the expense item. Trust Level Expenses and Fund Expenses will be allocated among the Classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular Class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a Class, it shall be charged to a Fund for allocation among Classes, as may be appropriate; however, any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one Class of shares shall not be allocated until approved by the Board of Trustee of the Trust in light of the requirements of the Act and the Internal Revenue Code of 1986, as amended, any private letter rulings with respect to the Company issued by the Internal Revenue Service.

                                Class A Shares
                                --------------

     Class A Shares of a Fund are offered at net asset value plus, for Funds other than the Money Market Funds (the "Non-Money Market Funds"), an initial sales charge as set forth in the then-current prospectus of the Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in a Fund's then-current prospectus. A contingent deferred sales charge may apply to certain redemptions made within a specified period as set forth in the Fund's then-current prospectus. Class A Shares of a Non-Money Market Fund may be exchanged for Class A Shares of another Fund of the Trust, The Munder Framlington Funds Trust or The Munder Funds, Inc. subject to any sales charge differential. Class A Shares of a Money Market Fund may be exchanged for Class A, Class B or Class C Shares of another Fund of the Trust, The Munder Framlington Funds Trust and The Munder Funds, Inc. subject to any sales charge differential.

     Class A Shares of the Funds pay a Rule 12b-1 service fee of up to 0.25% (annualized) of the average daily net assets of a Fund's Class A Shares. Distribution and support services provided by brokers, dealers and other institutions may include forwarding sales literature and advertising materials provided by the Trust's distributor; processing purchase, exchange and redemption requests from customers placing orders with the Trust' transfer agent; processing dividend and distribution payments from the Fund of the Trust on behalf of customers; providing information periodically to customers showing their positions in Class A Shares; providing sub-accounting with respect to Class A Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Class A Shares; arranging for bank wires; and providing such other similar services as may reasonably be requested.

                                Class B Shares
                                --------------

     Class B Shares of a Non-Money Market Fund are offered without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions as set forth in the Fund's then-current prospectus. Class B Shares of a Non-Money Market Fund may be exchanged for Class B Shares of another fund of the Trust, The Munder Framlington Funds Trust or The Munder Funds, Inc. subject to any sales charge differential. Exchange-acquired Class A Shares of the Money Market Funds will be subject to a contingent deferred sales charge upon redemption in certain circumstances described in the Funds' Prospectuses.

     Class B Shares of a Non-Money Market Fund will automatically convert to Class A Shares of the Fund on the first business day of the month in which the sixth anniversary of the issuance of the Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes.

     Class B Shares pay a Rule 12b-1 service fee up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the relevant Fund's Class B Shares. Brokers, dealers and other institutions may maintain Class B shareholder accounts and provide personal services to Class B shareholders. Services relating to the sale of Class B shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Trust's distributor, or, as applicable, brokers, dealers or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Trust's distributor or brokers, dealers and other institutions; overhead and other office expenses of the Trust's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Trust's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Trust's distributor's offices in connection with the sale of the Class B Shares of the Non-Money Market Funds, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

                                Class C Shares
                                --------------

     Class C Shares of a Non-Money Market Fund are offered at net asset value. A contingent deferred sales charge may apply to certain redemptions made within the first year of investing as set forth in the relevant Fund's then-current prospectus. Class C Shares of a Non-Money Market Fund may be exchanged for Class C Shares of another fund of the Trust, The Munder Framlington Funds Trust or The Munder Funds, Inc. subject to any sales charge differential.

     Class C Shares pay a Rule 12b-1 service fee up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the relevant Fund's Class C Shares. Brokers, dealers and other institutions may maintain Class C shareholder accounts and provide personal services to Class C shareholders. Services relating to the sale of Class C shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Trust's distributor, or, as applicable, brokers, dealers or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Trust's distributor or brokers, dealers and other institutions; overhead and other office expenses of the Trust's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Trust's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Trust's distributor's offices in connection with the sale of the Class C Shares of the Non-Money Market Funds, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

                                Class Y Shares
                                --------------

     Class Y Shares of a Fund are offered at net asset value. Class Y Shares of a Fund may be exchanged for Class Y Shares of another fund of the Trust, The Munder Framlington Funds Trust or The Munder Funds, Inc. without the imposition of a sales charge.

                                Class K Shares
                                --------------

     Class K Shares of a Fund are offered at net asset value. Class K Shares of a Fund may be exchanged for Class K Shares of another fund of the Trust, The Munder Framlington Funds Trust or The Munder Funds, Inc. without the imposition of a sales charge. Class K Shares may also be exchanged for Class A Shares of the same Fund without the imposition of a sales charge.

     Class K Shares of the Funds pay a service fee of up to 0.25% (annualized) of the average daily net assets of a Fund's Class K Shares. Services provided by brokers, dealers and other institutions for such service fees include: processing purchase, exchange and redemption requests from customers and placing orders with the Trust' transfer agent; processing dividend and distribution payments from the Fund on behalf of customers; providing information periodically to customers showing their positions in Class K Shares; providing sub-accounting with respect to Class K Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Class K Shares; arranging for bank wires; and providing such other similar services as may reasonably be requested.